
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 4 Financial Statements for the three months ended March 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                         662,052
<SECURITIES>                                         0
<RECEIVABLES>                                    7,530<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               399,675
<PP&E>                                      35,393,027<F2>
<DEPRECIATION>                            (23,868,764)<F3>
<TOTAL-ASSETS>                              12,593,520
<CURRENT-LIABILITIES>                          625,708
<BONDS>                                     16,782,705<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (4,814,893)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,593,520
<SALES>                                              0
<TOTAL-REVENUES>                             1,730,872<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,211,638<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             306,293
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                  1,651<F8>
<CHANGES>                                            0
<NET-INCOME>                                   211,290<F9>
<EPS-PRIMARY>                                        0<F9>
<EPS-DILUTED>                                        0<F9>

<F1>Includes all receivables grouped in"prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $35,045,428 and deferred expenses of $347,599.
<F3>Accumulated depreciation of $23,627,670 and accumulated amortization of deferred expenses of $241,094.
<F4>Represents mortgage notes payable.
<F5>Represents total defecit of the General Partners and Limited Partners of
($306,701)and ($4,508,192), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $644,473, real estate taxes of $188,983 and depreciation and amortization of $378,182.
<F8>Includes minority interest of ($1,651).
<F9>Net income allocated $2,113 to the General Partners and $209,177 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $6.69 on 30,000 Units outstanding.

